UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): April 18, 2018

                                PETROSHARE CORP.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                     001-37943               46-1454523
 ---------------------------     --------------------      --------------------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
  of incorporation)                                        Identification No.)

                          9635 Maroon Circle, Suite 400
                               Englewood, CO 80112
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 500-1160


                                       N/A
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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ss.203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ss.204.12b-2 of this chapter.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On April 18, 2018, the Company's Board of Directors expanded its membership from six to nine members and appointed Mr. Michael Allen, Mr. Joseph Drysdale and Mr. Cullen Schaar as directors. The newly appointed Directors will serve in their positions until the next annual meeting of the Company's shareholders and until their successors are elected and qualified, or until they are removed. These new directors were appointed pursuant to the terms of a Secured Term Credit Agreement described in the Company's 8-K report filed with the Securities and Exchange Commission on February 7, 2018.

Michael Allen

Mr. Allen is the President of Providence Energy Corp., an independent oil and gas investment company he founded in 1993. Mike is a certified public accountant and started his career in Dallas with Ernst and Ernst, followed by 11 years with Headington Oil Company. Providence Energy Corp. is and has been active in various aspects of the energy industry, including exploration and production, upstream and midstream ventures, and the ownership and management of oil, gas and other minerals. Mike has been on several for profit and/or non-profit boards over the past decades.

Joseph Drysdale

Joseph Drysdale is a co-founder and managing partner of Fifth Partners, an investment firm focused on leadership development. He is involved in all aspects of growth and management of the firm and has direct responsibility for Fifth's Energy and Real Estate platforms. Mr. Drysdale has 15 years of experience building and investing


Cullen Schaar

Cullen Schaar is Executive Vice President of Indigena Capital, a merchant bank focused on investing in partnerships with Tribal Nations in the United States and First Nations, Inuit and Metis peoples in Canada. Mr. Schaar has 11 years of experience making private equity investments on behalf of Indigena Capital, Providence Energy Corp., Leucadia National Corporation, and Jefferies Capital Partners. He has broad experience making control and non-control investments in multiple commercial sectors including specialty finance, distribution, logistics and transportation, and business services. Mr. Schaar currently serves as an independent director of Epic Gas Ltd., a Singapore and London-based liquefied petroleum gas shipping business. He holds a B.A. from the Plan II program and a B.B.A. in Finance from The University of Texas at Austin.

Each new board member will receive a quarterly director's fee in the amount of $6,000, as well as a one time grant of 25,000 shares of the Company's restricted common stock and options to purchase 25,000 shares of the Company' common stock. The options may be exercised at any time on or before December 31, 2022 at a price of $1.23 per share.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2018.
                                    PETROSHARE CORP.


                                    By:  /s/ Paul D. Maniscalco
                                         -----------------------------------
                                        Paul D. Maniscalco, Chief Financial
                                        Officer














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